Filed Pursuant to Rule 424(b)(7)
Registration No. 333-265636

Prospectus supplement
(To Prospectus dated June 15, 2022)
844,702 ordinary shares

Weatherford International plc
Ordinary Shares
This prospectus supplement relates to the resale from time to time of up to 844,702 ordinary shares of Weatherford International plc, nominal value $0.001 per share (“Ordinary Shares”), by the selling shareholders identified in this prospectus supplement in one or more offerings. We are not selling any Ordinary Shares pursuant to this prospectus supplement and will not receive any proceeds from the sale of shares offered by the selling shareholders.
The selling shareholders or any of their successors may sell Ordinary Shares directly or alternatively through underwriters, broker-dealers or agents they select and in one or more public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices, as further described herein. If the shares are sold through underwriters, broker-dealers or agents, the selling shareholders or purchasers of the shares will be responsible for underwriting discounts or commissions and broker-dealers’ or agents’ commissions. The timing and amount of any sale is within the sole discretion of the selling shareholders, subject to certain restrictions. For more information regarding the sales of shares by the selling shareholders pursuant to this prospectus supplement, please read “Plan of Distribution”.
Our Ordinary Shares are traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “WFRD”.
Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” section on page S-6 of this prospectus supplement, as well as the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in our Ordinary Shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus supplement dated March 1, 2024.

Prospectus Supplement

Prospectus

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or the selling shareholders or to which we have referred you. Neither we nor the selling shareholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference herein or therein is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to the offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”) that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
Except as otherwise indicated or required by the context, references in this prospectus supplement to “Weatherford,” “we,” “our,” “us” and “Company” refer to Weatherford International plc, an Irish public limited company, together with its consolidated subsidiaries.
This prospectus supplement and the accompanying prospectus dated June 15, 2022 are part of the Registration Statement (Registration No. 333-265636) that we filed with the SEC on June 15, 2022, using an automatic “shelf” registration process. This prospectus supplement relates to the offering and sale of Ordinary Shares by the selling shareholders from time to time.
Important Notice - European Economic Area
This prospectus is not, and is not intended to be, a prospectus for the purposes of Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended (the “EU Prospectus Regulation”), the European Union (Prospectus) Regulations 2019 of Ireland or any other legislation, regulations or rules of Ireland or any other member state of the European Economic Area (“EEA”) implementing or supplementing the EU Prospectus Regulation, and has not been, nor will it be, reviewed or approved by the Central Bank of Ireland or by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation.
The Ordinary Shares are not intended to be offered, sold (including on a subsequent resale) or otherwise made available and should not be offered, sold (including on a subsequent resale) or otherwise made available to any person or entity in any member state of the EEA, other than (i) to persons or entities which are “qualified investors” for the purposes of the EU Prospectus Regulation (“EEA Qualified Investors”), (ii) for a total consideration of not less than €100,000 (or $ equivalent thereof) per investor and/or (iii) in any other circumstance set out in Article 1(4)(a)-(d) of the EU Prospectus Regulation. The Company has not authorized, nor does it authorize, the offering or sale (including any subsequent re-sale) of any Ordinary Shares to persons or entities in any member state of the EEA, including through financial intermediaries, in any circumstances that might obligate the Company to publish a prospectus pursuant to the EU Prospectus Regulation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. In particular, these include statements relating to future financial performance and results, business strategy, plans, goals and objectives, including certain projections, business trends and other statements that are not historical facts. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.
Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. The forward-looking statements included herein are only made as of the date hereof, or if earlier, as of the date they were made, and we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws. The following, together with disclosures in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”), and to the extent applicable, other documents filed with the SEC, sets forth certain risks and uncertainties relating to our forward-looking statements that may cause actual results to be materially different from our present expectations or projections:
•global political, economic and market conditions, political disturbances, war, terrorist attacks, changes in global trade policies, weak local economic conditions and international currency fluctuations (including the military conflict between Russia and Ukraine (the “Russia Ukraine Conflict”);
•general global economic repercussions related to U.S. and global inflationary pressures and potential recessionary concerns;
•failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to those related to the Russia Ukraine Conflict, and environmental and tax and accounting laws, rules and regulations;
•changes in, and the administration of, treaties, laws, and regulations, including in response to issues related to the Russia Ukraine Conflict such as nationalization of assets, and the potential for such issues to exacerbate other risks we face, including those related to the other risks and uncertainties listed or referenced;
•cybersecurity incidents, as our reliance on digital technologies increases, those digital technologies may become more vulnerable and/or experience a higher rate of cybersecurity attacks, intrusions or incidents in the current environment of remote connectivity, as well as increased geopolitical conflicts and tensions, including as a result of the Russia Ukraine Conflict;
•our ability to comply with, and respond to, climate change, environmental, social and governance and other “sustainability” initiatives and future legislative and regulatory measures both globally and in the specific geographic regions in which we and our customers operate;
•our ability to effectively and timely address the need to conduct our operations and provision of services to our customers more sustainably and with a lower carbon footprint;
•risks associated with disease outbreaks and other public health issues, including a pandemic, their impact on the global economy and the business of our company, customers, suppliers and other partners;
•further spread and potential for a resurgence of a pandemic in a given geographic region and related disruptions to our business, employees, customers, suppliers and other partners and additional regulatory measures or voluntary actions that may be put in place to limit the spread of a pandemic, including vaccination requirements and the associated availability of vaccines, restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•the price and price volatility of, and demand for, oil, natural gas and natural gas liquids;
•member-country quota compliance within the Organization of Petroleum Exporting Countries;

•our ability to realize expected revenues and profitability levels from current and future contracts;
•our ability to generate cash flow from operations to fund our operations;
•our ability to effectively and timely adapt our technology portfolio, products and services to address and participate in changes to the market demands for the transition to alternate sources of energy such as geothermal, carbon capture and responsible abandonment, including our digitalization efforts;
•increases in the prices and lack of availability of our procured products and services;
•our ability to timely collect from customers;
•our ability to realize cost savings and business enhancements from our revenue and cost improvement efforts;
•our ability to attract, motivate and retain employees, including key personnel;
•our ability to access to capital markets on terms that are commercially acceptable to the Company;
•our ability to manage our workforce, supply chain challenges and disruptions, business processes, information technology systems and technological innovation and commercialization, including the impact of our organization restructure, business enhancements, improvement efforts and the cost and support reduction plans;
•our ability to service our debt obligations;
•potential non-cash asset impairment charges for long-lived assets, intangible assets or other assets; and
•adverse weather conditions in certain regions of our operations.
Many of these factors are macro-economic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, affect us in ways or to an extent that we currently do not expect or consider to be significant, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this report as anticipated, believed, estimated, expected, intended, planned or projected.
Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our current and past filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”).

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement on Form S-3, are available to you, free of charge, on the SEC’s website at www.sec.gov. Our SEC filings will also be available on our website at www.weatherford.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.
We have filed with the SEC an automatic shelf registration statement on Form S-3, including exhibits filed with the registration statement of which this prospectus supplement is a part, under the Securities Act, with respect to the Ordinary Shares offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our Company and the Ordinary Shares offered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, may be reviewed through the SEC’s website, as described above.

INCORPORATION BY REFERENCE
This prospectus supplement is part of an automatic shelf registration statement on Form S-3 filed with the SEC. This prospectus supplement does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.
The SEC allows us to “incorporate by reference” certain information into this prospectus supplement from certain documents that we filed with the SEC prior to the date of this prospectus supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement and the accompanying prospectus. These documents contain important information about us, our business and our financial performance.

(1)Our 2023 Form 10-K for the year ended December 31, 2023, filed with the SEC on February 7, 2024;
(2)The description of Weatherford’s Ordinary Shares contained in its Registration Statement on Form 10, as filed with the SEC on March 29, 2021, as updated by Exhibit 4.1 to our 2023 Form 10-K, and any amendment or report filed with the SEC for the purpose of updating such description; and
(3)Our Current Reports on Form 8-K filed with the SEC on January 22, 2024, February 6, 2024, and March 1, 2024 (other than any portions thereof deemed furnished and not filed).
We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we file this prospectus supplement and prior to the termination of the offering of securities covered by this prospectus supplement, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules. The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.
If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to our U.S. Investor Relations Department at Weatherford International plc, Attention: Investor Relations, 2000 St. James Place, Houston, Texas 77056 or by phone at (713) 836-4000. The documents may also be accessed on our website at www.weatherford.com. Information contained on our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.

SUMMARY
This summary is not complete and does not contain all of the information that you should consider before investing in our Ordinary Shares. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference from our 2023 Form 10-K and the other incorporated documents, including in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, before making any investment decision.
Company Overview
Weatherford is a leading global energy services company providing equipment and services used in the drilling, evaluation, well construction, completion, production, intervention and responsible abandonment of wells in the oil and natural gas exploration and production industry as well as new energy platforms.

We conduct business in approximately 75 countries, answering the challenges of the energy industry with 335 operating locations including manufacturing, research and development, service, and training facilities. Our operational performance is reviewed and managed across the life cycle of the wellbore, and we report in three segments (1) Drilling and Evaluation, (2) Well Construction and Completions, and (3) Production and Intervention.

General Corporate Information

Weatherford is incorporated in Ireland and is the ultimate parent company of the Weatherford group of companies. Our principal executive offices are located at 2000 St. James Place, Houston, Texas and our telephone number is (713) 836-4000 and our website is www.weatherford.com.

RISK FACTORS
An investment in Ordinary Shares involves a high degree of risk. You should carefully consider all of the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference in this prospectus supplement from our 2023 Form 10-K under the heading “Risk Factors” and the audited annual financial statements and notes thereto, as updated by our subsequent filings under the Exchange Act, before purchasing Ordinary Shares. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. If any of those risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of Ordinary Shares could decline, and you could lose part or all of your investment.

USE OF PROCEEDS
All of the Ordinary Shares offered by this prospectus supplement will be sold by the selling shareholders. We will not receive any cash proceeds from any resale of Ordinary Shares by the selling shareholders.

SELLING SHAREHOLDERS
Up to 844,702 Ordinary Shares are being offered by this prospectus, all of which are being offered for resale for the account of the selling shareholders. The Ordinary Shares being offered by the selling shareholders were issued, or will be issued, as the case may be, in private placements in connection with our acquisition of ISI Holding Company, LLC (“ISI”) and Probe Technologies Holdings, Inc. (“Probe”) pursuant to those certain merger agreements, dated as of February 1, 2024, by and among the Company, ISI and Probe, respectively, and Turnbridge Capital Management, LLC, as sellers’ representative (collectively, the “Merger Agreements”), and pursuant to those certain transaction bonus letter agreements, by and between the Company and certain of the selling shareholders (the “Transaction Bonus Agreements”), collectively with the Merger Agreements, the “Transaction Documents”). The 844,702 Ordinary Shares issued pursuant to the Transaction Documents represent a portion of the base purchase price payable pursuant to the Merger Agreements, as well as shares issuable in connection with certain legacy change of control arrangements of Probe, as set forth in the Transaction Bonus Agreements.
Pursuant to the Transaction Documents, we are obligated to prepare and file a registration statement, or a prospectus supplement to an existing registration statement, to permit the resale from time to time as permitted by Rule 415 promulgated under the Securities Act, of Ordinary Shares acquired by the selling shareholders pursuant to the Transaction Documents. Accordingly, this prospectus supplement is being filed to register the resale of the Ordinary Shares described herein. We have agreed to use reasonable best efforts to maintain the effectiveness of the registration statement until all such Ordinary Shares have been sold or may be sold pursuant to Rule 144 without regard to volume or manner of sale limitations, public information requirements or notice of sale requirements.
As of the date of this prospectus supplement the distribution and sale of the Ordinary Shares are subject to “lock-up” restrictions, which expire on March 2, 2024. In addition, certain affiliates of Turnbridge Capital Management, LLC will be subject to “leak-out” restrictions pursuant to which distributions and sales by such affiliates will be limited to 20% of the aggregate number of Ordinary Shares received pursuant to the Merger Agreements during each successive calendar week following the expiration of the lock-up period.
The table below sets forth, as of the date of this prospectus, the name of each selling shareholder for whom we are registering shares for resale to the public, and the number of Ordinary Shares that each selling shareholder may offer pursuant to this prospectus. We have prepared this information and the following table based on information given to us by, or on behalf of, the selling shareholders on or before the date of this prospectus. We have not independently verified this information. Information about the selling shareholders may change over time. As used in this prospectus, unless otherwise noted or the context otherwise requires, the term “selling shareholders” includes the selling shareholders listed below and their respective transferees, pledgees, assignees, distributees, beneficiaries, donees and successors-in-interest and any other person named as a selling shareholder in any applicable prospectus supplement. We may amend or supplement this prospectus from time to time in the future to update or change information about the selling shareholders to identify any transferees, pledgees, assignees, distributees, beneficiaries, donees and successors-in-interest of Ordinary Shares. The registration of Ordinary Shares does not necessarily mean that the selling shareholders will sell all or any of the Ordinary Shares pursuant to this prospectus. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date on which the selling shareholders provided the information set forth on the table below. To our knowledge, except as indicated in the footnotes to this table, the selling shareholders listed below have sole voting and investment power with respect to the indicated Ordinary Shares.

	Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned After this Offering(1)
Name of Beneficial Owner	Number of Shares	Percentage of Class Beneficially Owned(2)	Total Number of Shares Being Registered	Number of Shares	Percentage of Class Beneficially Owned(2)
TCP Impact Blocker, Inc.(3)	69,828	*	69,828	0	*
Turnbridge Network Investors I, L.P.(4)	14,695	*	14,695	0	*
Turnbridge Capital Partners I, L.P.(4)	395,792	*	395,792	0	*
Turnbridge Capital Partners I-A, L.P. (4)	20,963	*	20,963	0	*
TCP Probe CIV, L.P.(4)	15,050	*	15,050	0	*
Gary Cresswell	7,883	*	7,883	0	*
David Lane	91,811	*	91,811	0	*
August Scherer(5)	15,864	*	15,864	0	*
Jeffrey Kimberly(5)	39,078	*	39,078	0	*
James Massey	4,934	*	4,933	1	*
John Charles Hall(5)	38,343	*	38,343	0	*
Jason Allen Hradecky(5)	38,365	*	38,365	0	*
Stephen A. Smith(5)	15,187	*	15,187	0	*
Christopher Morgan(5)	2,107	*	2,107	0	*
Alistair Inglis(5)	2,268	*	2,268	0	*
Adam Shuttleworth	1,433	*	1,433	0	*
Melaina Frederick(5)	795	*	795	0	*
Glenn Neblett(6)	19,938	*	19,938	0	*
Victor Clark(5)	18,210	*	18,210	0	*
Martin Barratt(5)	3,474	*	3,474	0	*
Bulent Finci(5)	3,474	*	3,474	0	*
Dallas Middlebrooks(5)	3,474	*	3,474	0	*
Kevin Gerland	2,177	*	2,177	0	*
Federico A. Casavantes Jr.	11,141	*	11,141	0	*
Dodger Enterprises (5) (7)	4,378	*	4,378	0	*
Archdog Enterprises(5) (8)	821	*	821	0	*
South Forty Investment Group, LLC(5) (9)	176	*	176	0	*
Cresswell Investments, LLC(10)	3,044	*	3,044	0	*
* Represents less than 1%.

(1)Assumes that each selling shareholder will resell all of the Ordinary Shares offered hereunder.
(2)Based on 72,319,168 Ordinary Shares outstanding as of February 26, 2024.
(3)TCP Impact Blocker, Inc. is a wholly owned subsidiary of Turnbridge Capital Partners I-A, L.P. Todd M. Tomlin is the President of TCP Impact Blocker Inc and may be deemed to have sole voting and investment power with respect to the shares held by TCP Impact Blocker, Inc. Turnbridge Capital GP I, LLC is the general partner of Turnbridge Capital Partners I-A, L.P., and J. Kent Sweezey, John Clarke, C. Mitchell Cox and Robert Horton are the members of Turnbridge Capital GP I, LLC. Each of these individuals disclaims beneficial ownership of the securities.
(4)Turnbridge Capital GP I, LLC is the general partner of Turnbridge Network Investors I, L.P., Turnbridge Capital Partners I, L.P., Turnbridge Capital Partners I-A, L.P., and TCP Probe CIV, L.P. J. Kent Sweezey, John Clarke, C. Mitchell Cox and Robert Horton are the members of Turnbridge Capital GP I, LLC and have shared voting and investment power with respect to the shares held by Turnbridge Network Investors I, L.P., Turnbridge Capital Partners I, L.P., Turnbridge Capital Partners I-A, L.P., and TCP Probe CIV, L.P., respectively. Each of these individuals disclaims beneficial ownership of the securities.
(5)Certain selling shareholders are legacy employees or consultants to ISI and Probe, and following the Closing may continue to provide services to ISI or Probe, respectively.

(6)Glenn Neblett is an affiliate of Texas Capital Securities, a registered broker-dealer. Mr. Neblett has represented that he acquired the Ordinary Shares in the ordinary course of business and for his own account, with no intention of distributing any of such Ordinary Shares or any arrangement or understanding with any other persons regarding the distribution of such Ordinary Shares.
(7)Lane Roberts has sole voting and investment power with respect to the shares held by Dodger Enterprises.
(8)Martin Barratt has sole voting and investment power with respect to the shares held by Archdog Enterprises.
(9)August Scherer has sole voting and investment power with respect to the shares held by South Forty Investment Group, LLC.
(10)Gary Cresswell and Sharon Cresswell have shared voting and investment power with respect to the shares held by Cresswell Investments, LLC.

PLAN OF DISTRIBUTION
The selling shareholders, including their transferees, pledgees, assignees, distributees, beneficiaries, donees and successors-in-interest, may from time to time offer some or all of the Ordinary Shares.
The selling shareholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Ordinary Shares covered by this prospectus supplement, but will be required to pay any and all underwriting discounts, selling commissions and share transfer taxes, if any, attributable to sales of the Ordinary Shares. We will not receive any proceeds from the sale of Ordinary Shares covered hereby.
The selling shareholders may sell the Ordinary Shares covered by this prospectus supplement from time to time, and may also decide not to sell all or any of the Ordinary Shares that it is allowed to sell under this prospectus supplement. The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.
The selling shareholders may use any one or more of the following methods when selling shares:
•through underwriters, brokers or dealers or agents for resale to the public or to institutional investors at various times;
•in one or more underwritten offerings on a firm commitment or best efforts basis;
•through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through brokers or dealers, who may act as agents or principals;
•on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;
•sales in the over-the-counter market;
•in private transactions other than exchange or quotation service transactions;
•through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;
•through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;
•through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;
•through offerings directly to one or more purchasers, including institutional investors;
•through distributions or transfers to their respective members, partners or shareholders;
•through ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•in “at the market” offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•through a combination of any such methods of sale; or
•through any other method permitted under applicable law.

The selling shareholders may also resell all or a portion of its Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus or under an amendment or supplement to this prospectus amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees, assignees, distributees, beneficiaries, donees and successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus supplement but are exchangeable for or represent beneficial interests in the ordinary shares. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling shareholders or borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of ordinary shares. The third parties may deliver this prospectus supplement in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus supplement is a part as may be required.
In addition, the selling shareholders may engage in hedging transactions with broker-dealers in connection with distributions of Ordinary Shares or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell securities short and redeliver securities to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus supplement. The selling shareholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Ordinary Shares so loaned or pledged pursuant to this prospectus supplement. Such borrower or pledgee also may transfer those Ordinary Shares to investors in our securities or the selling shareholders’ securities or in connection with the offering of other securities not covered by this prospectus supplement.
Pursuant to the Transaction Documents, the selling shareholders are subject certain “lock-up” restrictions that prohibit the sale, pledge, hedge or other disposal, directly or indirectly, of the Ordinary Shares received pursuant to the Transaction Documents for a period of 30 days following the Closing (as defined in the Merger Agreements), which is March 2, 2024. These restrictions do not apply to distributions to general or limited partners, members, stockholders, affiliates, or wholly-owned subsidiaries of any selling shareholder, or any investment fund or other entity controlled or managed by such selling shareholder in compliance with applicable securities laws. In addition, certain affiliates of Turnbridge Capital Management, LLC will be subject to “leak-out” restrictions pursuant to which distributions and sales by such affiliates will be limited to 20% of the aggregate number of Ordinary Shares received pursuant to the Transaction Documents during each successive calendar week following the expiration of the lock-up period.
To the extent necessary, the specific terms of the offering of Ordinary Shares, including the specific Ordinary Shares to be sold, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus supplement or a post-effective amendment to this registration statement of which this prospectus supplement forms a part. The selling shareholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Ordinary Shares from the selling shareholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a supplement to this prospectus supplement or a post-effective amendment to this registration statement of which this prospectus supplement forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of Ordinary Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of Ordinary Shares covered hereby, the selling shareholders and any underwriter, broker-dealer or agent, any other participating broker-dealer that executes sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. If any selling shareholder is an “underwriter” under the Securities Act, it must deliver this prospectus supplement and the accompanying prospectus in the manner required by the Securities Act.
We or the selling shareholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling shareholders or its affiliates in the ordinary course of business.
In order to comply with applicable securities laws of some states or countries, the Ordinary Shares may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Ordinary Shares may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. Any Ordinary Shares covered by this prospectus supplement that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus supplement.
In connection with an offering of Ordinary Shares under this prospectus supplement, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Ordinary Shares offered under this prospectus supplement. As a result, the price of the Ordinary Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, the NASDAQ Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.
Important Notice - European Economic Area
Pursuant to the EU Prospectus Regulation, securities may only be offered or sold (including on a subsequent resale) to the public in the EEA after prior publication of a prospectus prepared in accordance with the EU Prospectus Regulation and which has been approved by a competent authority of a member state of the EEA, save in circumstances where an exemption from the obligation to publish a prospectus applies.
An “offer of securities to the public” is broadly defined in the EU Prospectus Regulation as a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe for those securities. This definition also applies to the placing of securities through financial intermediaries.
Exemptions to the obligation to publish a prospectus include the circumstances set out in Article 1(4)(a)-(d) of the EU Prospectus Regulation:
(a)    an offer of securities to EEA Qualified Investors;
(b)    an offer of securities addressed to fewer than 150 natural or legal persons per member state of the EEA, other than EEA Qualified Investors;
(c)    an offer of securities whose denomination per unit amounts to at least €100 000 (or $ equivalent thereof); and/or
(d)    an offer of securities addressed to investors who acquire securities for a total consideration of at least €100 000 (or $ equivalent thereof) per investor, for each separate offer.
This prospectus is not, and is not intended to be, a prospectus for the purposes of the EU Prospectus Regulation, the European Union (Prospectus) Regulations 2019 of Ireland or any other legislation, regulations or rules of Ireland or any other member state of the EEA implementing or supplementing the EU Prospectus Regulation, and has not been, nor will it be, reviewed or approved by the Central Bank of Ireland or by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation.
The Ordinary Shares are not intended to be offered, sold (including on a subsequent resale) or otherwise made available and should not be offered, sold (including on a subsequent resale) or otherwise made available to any person or entity in any member state of the EEA, other than (i) to EEA Qualified Investors, (ii) for a total consideration of not less than €100,000 (or $ equivalent thereof) per investor and/or (iii) in any other circumstance set out in Article 1(4)(a)-(d) of the EU Prospectus Regulation. Any offer or sale (including a subsequent resale) of Ordinary Shares, including securities which were previously the subject of one or more of the types of exemption set out in Article 1(4)(a)-(d) of the EU Prospectus Regulation, would be considered as a separate offer for the purpose of determining whether that offer, sale or resale is an offer of securities to the public and may give rise to an obligation on the part of the seller to publish a prospectus pursuant to the EU Prospectus Regulation unless a relevant exemption applies.
The Company has not authorized, nor does it authorize, the offering or sale (including any subsequent re-sale) of any Ordinary Shares to persons or entities in any member state of the EEA, including through financial intermediaries, in any circumstances that might obligate the Company to publish a prospectus pursuant to the EU Prospectus Regulation.

LEGAL MATTERS
The validity of the Ordinary Shares offered hereby has been passed upon for us by our special Irish counsel, Matheson LLP.
EXPERTS
The financial statements of Weatherford International plc and subsidiaries as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospect supplement by reference to Weatherford International plc’s annual report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Weatherford International plc’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
Weatherford International plc
(an Irish public limited company)
Ordinary Shares
Options
Warrants
Share Purchase Contracts
Share Purchase Units
Guarantees of Debt Securities

Weatherford International Ltd. (a Bermuda exempted company)	Weatherford International, LLC (a Delaware limited liability company)
Debt Securities Guarantees of Debt Securities	Debt Securities Guarantees of Debt Securities

Weatherford International plc, a public limited company organized under the laws of Ireland (“Weatherford Ireland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”), may offer the above listed securities, together, separately or in any combination thereof, and sell from time to time in one or more offerings, at prices and on terms determined at the time of any such offering, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make any investment decision. This prospectus may not be used to consummate sales of securities of Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware, unless it is accompanied by a prospectus supplement.
The ordinary shares of Weatherford Ireland are traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “WFRD”.
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Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the headings “Forward-Looking Statements” on page 4 and “Risk Factors” on page 7 herein and in the applicable prospectus supplement and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.
_____________________________________________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
June 15, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” under the U.S. Securities Act of 1933, as amended, which we refer to as the “Securities Act,” using a “shelf” registration process under applicable SEC rules. Under this shelf registration process, Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware may, over time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus describes some of the general terms that may apply to the securities that Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware may offer and the general manner in which the securities may be offered. Each time Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware offers securities, Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware, as the case may be, will provide one or more prospectus supplements that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. We urge you to read both this prospectus and any prospectus supplement, together with the additional information incorporated by reference as described under the heading “Where You Can Find More Information” in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted.
You should not assume that the information in this prospectus, any prospectus supplement, any related free writing prospectus and any document incorporated by reference is accurate as of any date other than the dates of those documents. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.
Important - EEA Investors
This document is not, and is not intended to be, a prospectus for the purposes of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (as amended) (the “EU Prospectus Regulation”), the European Union (Prospectus) Regulations 2019 of Ireland or any other legislation, regulations or rules of Ireland or any other member state of the European Economic Area (“EEA”) implementing the EU Prospectus Regulation.
This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation. No offer to the public of securities of Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware is being, or shall be, made in Ireland or any other member state of the EEA Area on the basis of this document or, otherwise, in circumstances that would require a prospectus to be published pursuant to the EU Prospectus Regulation. Any investment in securities of Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland.
Prohibition of sales to EEA retail investors: No securities of Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware are intended to be offered, sold or otherwise made available to or should be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended) (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended) (the “PRIIPs Regulation”) for offering or selling securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Unless the context requires otherwise or unless otherwise noted, as used in this prospectus or any prospectus supplement:
•“Weatherford Ireland” refers to Weatherford International plc, an Irish public limited company.
•“Weatherford Bermuda” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Ireland.

•“Weatherford Delaware” refers to Weatherford International, LLC, a Delaware limited liability company and wholly owned, indirect subsidiary of Weatherford Ireland.
•“We,” “us” or “our” refers to Weatherford Ireland and its subsidiaries (including Weatherford Bermuda and Weatherford Delaware) on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.weatherford.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or of any prospectus supplement.
The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:
•Weatherford Ireland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 17, 2022;
•The portions of our Definitive Proxy Statement on Schedule 14A, filed on April 22, 2022, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on April 28, 2022;
•Weatherford Ireland’s Current Reports on Form 8-K, as filed with the SEC on January 20, 2022, May 16, 2022, and June 3, 2022; and
•The description of Weatherford Ireland’s ordinary shares contained in its Registration Statement on Form 10, as filed with the SEC on March 29, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.
In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, after the date of this prospectus and prior to the termination of the offering of the applicable securities, shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules unless expressly stated otherwise. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement.
Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at our U.S. Investor Relations Department at the following address or calling the following number:
Weatherford International plc
Attention: Investor Relations
2000 St. James Place
Houston, Texas 77056
(713) 836-4000

FORWARD-LOOKING STATEMENTS
This prospectus includes, and any accompanying prospectus supplement may include, various statements relating to future financial performance and results, including certain projections, business trends and other statements that are not historical facts. These statements constitute “Forward-Looking Statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, and are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words.
Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required under federal securities laws. The following sets forth various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of these risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and the following:
•global political, economic and market conditions, political disturbances, war, terrorist attacks, changes in global trade policies, weak local economic conditions and international currency fluctuations (including the ongoing military conflict between Russia and Ukraine (“Russia Ukraine Conflict”));
•failure to ensure on-going compliance with current and future laws and government regulations and sanctions, including but not limited to those related to the Russia Ukraine Conflict, and environmental and tax and accounting laws, rules and regulations;
•changes in, and the administration of, treaties, laws, and regulations, including in response to issues related to the Russia Ukraine Conflict and the potential for such issues to exacerbate other risks we face;
•our ability to comply with, and respond to, climate change, ESG and other “sustainability” initiatives and future legislative and regulatory measures both globally and in the specific geographic regions in which we and our customers operate;
•our ability to effectively and timely address the need to conduct our operations and provision of services to our customers more sustainably and with a lower carbon footprint;
•risks associated with disease outbreaks and other public health issues, including the COVID-19 pandemic, their impact on the global economy and the business of our company, customers, suppliers and other partners;
•further spread and potential for a resurgence of the COVID-19 pandemic in a given geographic region and related disruptions to our business, employees, customers, suppliers and other partners and additional regulatory measures or voluntary actions that may be put in place to limit the spread of the COVID-19 pandemic, including vaccination requirements and the associated availability of vaccines, restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•the price and price volatility of, and demand for, oil, natural gas and natural gas liquids;
•member-country quota compliance within the Organization of Petroleum Exporting Countries;
•our ability to realize expected revenues and profitability levels from current and future contracts;
•our ability to generate cash flow from operations to fund our operations;
•our ability to effectively and timely adapt our technology portfolio, products and services to address and participate in changes to the market demands for the transition to alternate sources of energy such as geothermal, carbon capture and responsible abandonment, including our digitalization efforts;

•increases in the prices and lack of availability of our procured products and services;
•our ability to timely collect from customers;
•our ability to realize cost savings and business enhancements from our revenue and cost improvement efforts;
•our ability to attract, motivate and retain employees, including key personnel;
•our ability to access to capital markets on terms that are commercially acceptable to Weatherford Ireland;
•our ability to manage our workforce, supply chain and business processes, information technology systems and technological innovation and commercialization, including the impact of our organization restructure, business enhancements, improvement efforts and the cost and support reduction plans;
•our ability to service our debt obligations;
•potential non-cash asset impairment charges for long-lived assets, intangible assets or other assets; and
•adverse weather conditions in certain regions of our operations.
Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act, and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information.” These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance, or achievements. All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above.

ABOUT US
We are a leading global energy services company providing equipment and services used in the drilling, evaluation, well construction, completion, production, intervention and responsible abandonment of wells across the broad spectrum of energy sources. Many of our businesses, including those of our predecessor companies, have been operating for more than 50 years. We conduct operations in approximately 75 countries, answering the challenges of the energy industry with 350 operating locations including manufacturing, research and development, service, and training facilities. Our principal business is to provide equipment and services to the oil and natural gas exploration and production industry as well as new energy platforms across our three product line segments: (1) drilling and evaluation, (2) well construction and completions and (3) production and intervention. All of our segments are enabled by a full suite of digital, monitoring, optimization and artificial intelligence solutions providing services throughout the well life cycle, including responsible abandonment.
Weatherford Ireland is incorporated in Ireland and is the ultimate parent company of the Weatherford group of companies. Weatherford Bermuda and Weatherford Delaware are each indirect, wholly owned subsidiaries of Weatherford Ireland. Weatherford Ireland currently conducts all of its operations through its subsidiaries, including Weatherford Bermuda and Weatherford Delaware.
Our principal executive offices are located at 2000 St. James Place, Houston, Texas and our telephone number is (713) 836-4000.

RISK FACTORS
Investing in our securities involves risk. There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, along with any risk factors contained in our quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, future prospects, financial condition or operating results and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR ORDINARY SHARES
The following description of the ordinary shares of Weatherford Ireland is a summary. The complete text of our Constitution comprising our Memorandum of Association and Articles of Association (the “Articles”), as adopted on December 10, 2019, which sets forth further detail as to the rights of holders of our ordinary shares, have been filed as exhibits to our periodic reports filed with the SEC, and each are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. As used in this section only, “we,” “our” and “us” refers only to Weatherford Ireland.
Authorized Share Capital
As of June 14, 2022, our authorized share capital is $1,356,000 divided into 1,356,000,000 ordinary shares with a nominal value of $0.001 per share. As of June 14, 2022, there were approximately 73 shareholders of record and 70,545,415 ordinary shares issued and outstanding. The actual number of shareholders is considerably greater than the number of shareholders of record and includes shareholders who are beneficial owners but whose ordinary shares are held in street name by brokers and other nominees.
Voting Rights
Each holder of our ordinary shares is entitled to one vote for each ordinary share registered in his or her name in the register of members (shareholders). A person must be entered on the register by the record date specified for a general meeting in order to vote, and any change to an entry on the register after such record date shall be disregarded in determining the right of any person to attend and vote at the meeting.
Every holder of our ordinary shares entitled to attend, speak and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting.
General Meetings
We are required to hold an Annual General Meeting in each calendar year at intervals of no more than 15 months from our previous Annual General Meeting and no more than nine months after our fiscal year-end. There is no legal requirement to hold general meetings in Ireland, except that where a general meeting of shareholders is held outside Ireland, Weatherford Ireland has a duty to make arrangements for shareholders of record to participate at the meeting by technological means without leaving Ireland. No business shall be transacted at any general meeting unless a quorum is present, which requires representation of more than 50% of the total voting rights attaching to our ordinary shares. Abstentions and broker non-votes are counted for the purposes of determining whether there is a quorum.
Director Elections
Directors may be appointed by our shareholders at the Annual General Meeting or at any extraordinary general meeting called for that purpose and by our Board of Directors in accordance with our Articles.
Each of our directors shall (unless his or her office is earlier vacated in accordance with our Articles) serve for a one-year term concluding on the latter of (i) the Annual General Meeting after such director was last appointed or re-appointed and (y) until his or her successor is elected and qualified.
Any director retiring at an Annual General Meeting will be eligible for re-appointment.
Each director shall be elected by a simple majority of the votes cast, in person or by proxy, at a general meeting of shareholders (referred to under Irish law as an ordinary resolution), provided that, if the number of director nominees exceeds the number of directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the directors shall be elected by a plurality of the votes cast, in person or represented by proxy, at such meeting and entitled to vote on the election of directors.
Under our Articles, in an uncontested election (where the number of director nominees does not exceed the number of directors to be elected), any nominee for election to the Board of Directors who is then serving as a director and who receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The Board of Directors (excluding the director who has so tendered his or her resignation) is then obliged to consider the resignation offer and decide whether to accept or reject the resignation, or whether other action should be taken.

Issuance of Ordinary Shares
We may allot and issue ordinary shares subject to the maximum authorized share capital contained in our Articles. The authorized maximum may be increased or reduced by an ordinary resolution of shareholders.
Under Irish law, our Board of Directors may issue new ordinary shares having the rights provided for in our Articles without shareholder approval once authorized to do so by the Articles or by an ordinary resolution adopted by the shareholders at a general meeting, subject at all times to the maximum authorized share capital. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. We have been authorized in our Articles to issue new ordinary shares without shareholder approval for a period of five years ending December 9, 2024, up to an aggregate nominal value of $170,000 (170,000,000 ordinary shares) as follows:
•up to $83,000 (83,000,000 ordinary shares), together with any ordinary shares authorized for allotment pursuant to the authority detailed in the bullet point immediately below relating to our bankruptcy that were not allotted (or otherwise counted for the purposes of that authority), which may be allotted as our directors see fit; and
•up to $87,000 (87,000,000 ordinary shares) for the purposes of allotting relevant securities contemplated in (i) the examiner’s scheme of arrangement under Part 10 of the Companies Act 2014 of Ireland, as amended (the “Irish Companies Act”) approved by the Irish High Court on December 12, 2019 and (ii) a scheme of arrangement in respect of Weatherford International Ltd. pursuant to the Companies Act 1981 of Bermuda.
On that basis, taking account of ordinary shares that have been allotted or issued since December 10, 2019 or that are otherwise reserved for issuance, as of the date of this registration statement, our Board of Directors is authorized to issue an additional 83,622,267 ordinary shares without shareholder approval for the balance of the period of five years ending on December 9, 2024.
Preemption Rights, Share Warrants and Options
Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders when shares are to be issued for cash. As permitted under Irish law, we opted-out of these preemption rights in our Articles adopted at the time of emergence from bankruptcy in respect of the 170,000,000 ordinary shares our directors were authorized to allot pursuant to the allotment authority referenced above. Irish law requires this opt-out to be renewed at least every five years by a qualified 75% majority of the votes cast, in person or by proxy, at a general meeting of our shareholders at which a quorum is present (referred to under Irish law as a special resolution). A special resolution of the shareholders is also required for any increase in the number of shares covered by the opt-out. If the opt-out is not renewed, shares to be issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders.
Statutory preemption rights do not apply: (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to employee equity compensation plans.
Our Articles provide that, subject to the provisions contained therein relating to the allotment of new shares and the Irish Companies Act, our directors may allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of Weatherford Ireland and its shareholders.
Dividends
Holders of ordinary shares are entitled to receive dividends which may be declared (i) at a general meeting of shareholders upon the recommendation of the Board of Directors or (ii) by the Board of Directors in such amount as appear to the directors to be justified by our profits, subject to applicable law.

Liquidation
Subject to the provisions of the Irish Companies Act as to preferential payments, upon winding up, our property shall be distributed among the members according to their rights and interests.
Listing
Our ordinary shares are listed on Nasdaq under the ticker symbol “WFRD.”

DESCRIPTION OF OPTIONS AND WARRANTS
The following description of the options and warrants exercisable for the ordinary shares sets forth certain general terms and provisions. This summary does not contain all of the information that you may find useful. The particular terms of any series of options or warrants exercisable for the ordinary shares will be described in the prospectus supplement relating to those securities. The terms of any options or warrants offered under that prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of option or warrant agreement, including a form of option or warrant certificate, that describes the terms of the series of options or warrants we are offering, and any supplemental agreements, before the issuance of the related series of options or warrants. The following summaries of material terms and provisions of the option or warrant agreements and option or warrant certificates are subject to, and qualified in their entirety by reference to, all the provisions of the option or warrant agreement, any option or warrant certificate and any supplemental agreements applicable to the particular series of options or warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of options or warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete option or warrant agreement, any option or warrant certificate and any supplemental agreements that contain the terms of the options or warrants, as the case may be.
We may issue options and warrants for the purchase of ordinary shares in one or more series. We may issue options and warrants independently or together with ordinary shares, and the options and warrants may be attached to or separate from these securities.
We will evidence each series of options and warrants by certificates that we will issue under a separate agreement. We may enter into an option or warrant agreement with an option or warrant agent, as the case may be. If we elect to do so, the agent will act solely as our agent in connection with the options or warrants, as the case may be, and will not assume any obligation or relationship of agency or trust for or with any registered holders of options or warrants or beneficial owners of options or warrants. We will indicate the name and address and other information regarding the applicable agent in the applicable prospectus supplement relating to a particular series of warrants if we elect to use a warrant agent.
General
We will describe in the applicable prospectus supplement the terms of the series of options and warrants, including:
•the offering price and aggregate number of the options or warrants offered;
•the currency or currencies, including composite currencies, in which the price of such options or warrants may be payable;
•the price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants shall commence and the date on which such right will expire;
•if applicable, the designation and terms of the securities with which the options or warrants are issued and the number of options or warrants issued with each such security or each principal amount of such security;
•the terms of the securities issuable upon exercise of the options or warrants;
•the number of shares of ordinary shares purchasable upon the exercise of one option or warrant and the price at which these ordinary shares may be purchased upon such exercise;
•the anti-dilution provisions of the options or warrants, if any;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the options or warrants;
•the effect of any merger, consolidation, sale or other disposition of our business on the option or warrant agreement and the options or warrants;
•the terms of any rights to redeem or call the options or warrants;
•the dates on which the right to exercise the options or warrants will commence and expire;

•the manner in which the option or warrant agreement and options or warrants may be modified;
•if applicable, the minimum or maximum amount of such options or warrants which may be exercised at any one time;
•if applicable, the title, rank, aggregate principal amount and terms of the securities with which such options or warrants are issued and the number of such options or warrants issued with each such security;
•if applicable, the date on and after which such options or warrants and related securities will be separately transferable;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the options or warrants or any securities purchasable upon exercise of the options or warrants on any securities exchange;
•whether certificates evidencing the options or warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and
•any other material terms of the options or warrants.
United States federal income tax consequences and special considerations, if any, applicable to any such offering will be described in an accompanying prospectus supplement.
Exercise of Options and Warrants
Each option and warrant will entitle the holder thereof to purchase the securities that we specify in the applicable prospectus supplement at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of options and warrants may exercise the options and warrants at any time before the expiration date that we set forth in the applicable prospectus supplement, and after the expiration date, unexercised options and warrants will become void. Holders of the options and warrants may exercise the options and warrants by delivering the certificate representing the options and warrants to be exercised together with specified information, and paying the required amount to us or to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. Irish law requires that no shares in Weatherford Ireland’s authorized but unissued share capital shall be issued in settlement of an option unless they are paid-up on issuance to at least their nominal (or par) value. We will set forth on the reverse side of the certificate and in the applicable prospectus supplement the information that the holder of the option or warrant will be required to deliver to us or to the applicable agent. The holder of an option or warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying securities purchased upon exercise. Upon receipt of the required payment and the certificate properly completed and duly executed at the corporate trust office of the option or warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. Unless we otherwise specify in the applicable prospectus supplement, if fewer than all of the options and warrants represented by the certificate are exercised, then we will issue a new certificate for the remaining amount of options and warrants. If we so indicate in the applicable prospectus supplement, holders of the options and warrants may surrender securities as all or part of the exercise price for options and warrants.

Amendments and Supplements to Option and Warrant Agreements
We, and, if applicable, the option or warrant agent, may amend or supplement the option or warrant agreement for a series of options or warrants without the consent of the holders of the options or warrants issued thereunder to effect changes that are not inconsistent with the provisions of the options or warrants, and that do not materially and adversely affect the interests of the holders of the options or warrants.

DESCRIPTION OF DEBT SECURITIES
Weatherford Bermuda and Weatherford Delaware (either separately, or together) may offer debt securities in one or more series, which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities that Weatherford Bermuda and Weatherford Delaware (as applicable, the “Issuer”) may offer and guarantees thereof by Weatherford Bermuda, Weatherford Delaware or Weatherford Ireland, as the case maybe (in its role as guarantor under the Indenture (as defined below), the “Guarantor”). Unless otherwise specified in an accompanying prospectus supplement, any debt securities will be issued in one or more series under an Indenture to be entered into by and among Weatherford Ireland, Weatherford Bermuda, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee, or such other trustee named therein (the “Indenture”). A form of the Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the Indenture and those made a part of the Indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the Indenture in their entirety before investing in our debt securities.
When a particular series of debt securities are offered and sold, we will describe the specific terms and conditions of the series in a prospectus supplement. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement and will supersede this prospectus.
The following description only summarizes the terms of the Indenture and the debt securities. For more information you should read the Indenture. In addition, the following description is qualified in all respects by reference to the actual text of the Indenture and the forms of the debt securities.
General
Weatherford Bermuda or Weatherford Delaware, as the case may be, may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be issued in one or more series under the Indenture.
The trustee for each series of debt securities will be Deutsche Bank Trust Company Americas, unless otherwise specified in the applicable prospectus supplement. The Indenture does not limit the amount of debt securities that may be issued and provides that debt securities may be issued thereunder from time to time in one or more series.
The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•the Issuer of such series of debt securities;
•the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•any applicable subordination provisions for any subordinated debt securities;
•the maturity date(s) or method for determining same;
•the interest rate(s) or the method for determining same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;
•the place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Issuer may be made;
•redemption (including any sinking fund) or early repayment provisions;
•authorized denominations;

•if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•whether the debt securities are secured and the terms of such security;
•the amount of discount or premium, if any, with which the debt securities will be issued;
•any covenants applicable to the particular debt securities being issued;
•any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•the terms of the guarantee by the Guarantor (including provisions relating to seniority, subordination and release of the guarantees);
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•any restriction or conditions on the transferability of the debt securities;
•provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•provisions relating to the modification of the Indenture both with and without the consent of holders of debt securities issued under the Indenture and the execution of supplemental Indentures for such series; and
•any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the Indenture with respect to such series of debt securities).
The Issuer may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, additional debt securities of a particular series may be issued without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect the debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
Each Guarantor will fully and unconditionally guarantee all obligations of the Issuer under the Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor. The obligations of any Guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares of Weatherford Ireland, other debt securities or any other securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders, the Issuer or Weatherford Ireland.
Registration of Transfer and Exchange
Subject to the terms of the Indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by the Issuer for that purpose. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require a payment by the holder to cover any tax or other governmental charge. The Issuer will not be required to register the transfer of or exchange debt securities of any series:
•during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or
•selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that the Issuer will designate for such purposes. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security that is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered debt securities only against surrender of those debt securities.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary in the United States identified in an accompanying prospectus supplement. The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Indenture.
Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Certain Covenants of the Debt Securities
The debt securities will include the following covenants:
Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, Weatherford Ireland will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of Weatherford Ireland or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the debt securities (together, if Weatherford Ireland shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by Weatherford Ireland or such restricted subsidiary ranking equally with the debt securities) shall be secured equally and ratably with (or prior to) such indebtedness. The Indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):
(1) on property, shares or funded indebtedness of any Person existing at the time such Person becomes a restricted subsidiary;
(2) on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon, which indebtedness is incurred prior to, at the time of or within 360 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by Weatherford Ireland or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;
(3) on property, shares or funded indebtedness of a Person existing at the time such Person is merged into or consolidated with Weatherford Ireland or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to Weatherford Ireland or a restricted subsidiary;
(4) on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to Weatherford Ireland or another restricted subsidiary;
(5) on property of Weatherford Ireland or property of a restricted subsidiary in favor of the United States or any State thereof, or the jurisdiction of organization of Weatherford Ireland, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, Bermuda or the jurisdiction of organization of Weatherford Ireland, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or
(6) existing at the date of the Indenture;
provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of Weatherford Ireland or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, Weatherford Ireland or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of Weatherford Ireland and its restricted subsidiaries and the attributable debt of Weatherford Ireland and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the Indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the Indenture), does not at the time exceed 10% of the shareholders’ equity in Weatherford Ireland and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of Weatherford Ireland.
“attributable debt” means, as of any particular time, the lesser of (i) the fair value of the property subject to the applicable sale and leaseback transaction (as determined by the Board of Directors of Weatherford Ireland) and (ii) the then present value (discounted at a rate equal to the weighted average of the rate of interest on all securities issued by the applicable Issuer then issued and outstanding under the Indenture, compounded semi-annually) of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty). The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and
“shareholders’ equity in Weatherford Ireland and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of Weatherford Ireland and its consolidated subsidiaries, excluding the cost of shares of Weatherford Ireland held by its affiliates, all as determined in accordance with United States generally accepted accounting principles.
Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, Weatherford Ireland will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the Indenture to exclude leases expiring within three years of making, leases between Weatherford Ireland and a restricted subsidiary or between restricted subsidiaries and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) Weatherford Ireland or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property without equally and ratably securing the debt securities or (b) an amount equal to the fair value of the principal property so leased (as determined by the Board of Directors of Weatherford Ireland) is applied within 360 days (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the debt securities or (y) other funded indebtedness of Weatherford Ireland or any restricted subsidiary ranking on a parity with the debt securities, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under clause (i) shall be reduced by (A) the principal amount of any debt securities delivered within 360 days after such sale or transfer to the trustee for the debt securities of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the debt securities voluntarily retired by Weatherford Ireland within one year after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, Weatherford Ireland shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, the Issuer shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Issuer) and the Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Issuer shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the debt securities of such series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by such Issuer shall be expressly assumed, by supplemental Indenture reasonably satisfactory in form to the trustee for such series of the debt securities, executed and delivered to each such trustee by the Person (if other than such Issuer) formed by such consolidation or amalgamation, or into which such Issuer shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union (the “EU”), the United Kingdom, Ireland, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. The Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Issuer will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Issuer or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions contained in the Indenture with respect to the debt securities shall have occurred and be continuing.
Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, each Guarantor, if any, of any series of debt securities shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Guarantor) and such Guarantor and its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by such Guarantor shall be expressly assumed, by supplemental Indenture reasonably satisfactory in form to the trustee for each series of the debt securities, executed and delivered to each such trustee by the Person (if other than Weatherford Bermuda or Weatherford Delaware or a Guarantor for such series) formed by such consolidation or amalgamation, or into which such Guarantor shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the EU, the United Kingdom, Ireland, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Guarantor will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Guarantor or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the debt securities contained in the Indenture or the guarantee of such Guarantor shall have occurred and be continuing.
Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.
The term “principal property” means any real property, manufacturing plant, warehouse, office building, or other physical facility or any item of transportation or construction equipment or other like depreciable assets of Weatherford Ireland or of any restricted subsidiary, that in the opinion of the Board of Directors of Weatherford Ireland is of material importance to the total business conducted by Weatherford Ireland and its restricted subsidiaries as a whole.
The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any entity the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States.
The term “subsidiary” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or any other entity of which at least a majority of the outstanding stock or equity interests having voting power under ordinary circumstances to elect a majority of the board of directors or similar body of said entity shall at the time be owned by Weatherford Ireland or by Weatherford Ireland and one or more subsidiaries or by one or more subsidiaries of Weatherford Ireland.

Events of Default
As to each series of debt securities, unless otherwise indicated in the prospectus supplement relating to a series of debt securities, an event of default is defined as being a:
•default in payment of any interest on any debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);
•default in payment of any principal of (or premium, if any, on) any debt security of such series when due either at its stated maturity date, upon redemption, upon acceleration or otherwise;
•default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;
•default in performance of any other covenant of the Issuer or any Guarantor of such series in the Indenture (other than a covenant included solely for the benefit of debt securities of another series) which continues for 90 days after receipt of written notice;
•certain events of bankruptcy, insolvency or reorganization relating to the Issuer of such series and, if the debt securities of that series are guaranteed by one or more Guarantors, certain events of bankruptcy, insolvency or reorganization relating to any such Guarantors;
•if the debt securities of that series are guaranteed by one or more Guarantors, a guarantee of the debt securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or the Guarantors not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such guarantee; or
•other events of default specified in or pursuant to a board resolution or officer’s certificate or in a supplemental Indenture.
The Indenture provides that the trustee may withhold notice to the holders of debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.
Holders of the debt securities of any series may not enforce the Indenture or the debt securities of such series except as provided in the Indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of such series may declare the principal amount on all the debt securities of such series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding.
Subject to the provisions of the Indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such Indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the Indenture, the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. In respect of each series of debt securities, Weatherford Ireland is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by each of the Issuer and any Guarantors of the covenants of the Indenture. In addition, promptly (and in any event within five business days) upon Weatherford Ireland becoming aware of the occurrence of any default or event of default in respect of any series of debt securities, Weatherford Ireland is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which the Issuer and Guarantors, as applicable, propose to take with respect to such default or event of default.

Discharge
The Indenture with respect to the debt securities of any series may be discharged (with the exception of specified provisions as provided in the Indenture) when the Issuer requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the Indenture have been satisfied and either:
(A) all debt securities, with the exceptions provided for in the Indenture, of that series have been delivered to the trustee for cancellation; or
(B) all debt securities of that series not theretofore delivered to the trustee for cancellation (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) been deemed paid and discharged pursuant to the terms of the Indenture;
and the Issuer in the case of clauses (B)(1), (B)(2) and (B)(3), has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) United States government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or United States government obligations as provided in (I) above, in each case sufficient (if United States government obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants) to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be.
Defeasance
The Indenture provides that the Issuer may discharge the entire indebtedness of all outstanding debt securities of a series, and the provisions of the Indenture as they relate to such debt securities, will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the Indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or United States government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to, but excluding, a redemption date which has been irrevocably designated by the Issuer for redemption of such debt securities. To exercise any such option, the Issuer is required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of an offering, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and that no event of default or default shall have occurred and be continuing.
The Indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the Indenture as to any series of debt securities (in the case of debt securities as described above under “- Certain Covenants of the Debt Securities - Limitation on Liens,” and “- Limitation on Sale and Leaseback Transactions”), upon the deposit by the Issuer with the trustee, in trust, of money, or United States government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to, but excluding, a redemption date which has been irrevocably designated by us for redemption of such debt securities. To exercise any such option, the Issuer may be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture
The Indenture contains provisions permitting the Issuer, the Guarantors and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such Indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:
•change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or release any Guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the Indenture;
•reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such Indenture; or
•modify certain provisions of the Indenture related to entry into a supplemental Indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the Indenture.
The Indenture contains provisions permitting the Issuer, the Guarantors and the trustee, without the consent of any holders, to modify the Indenture for any of the following purposes:
•to evidence the succession of another corporation, partnership, limited liability company, trust or any other entity to the Issuer or any Guarantor and the assumption by any such successor of the Issuer’s covenants in the Indenture and the debt securities or such Guarantor’s covenants in the Indenture and the guarantee, as the case may be;
•to add to the Issuer’s or any Guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the Indenture;
•to add any additional events of defaults;
•to add or change any provisions of the Indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form registrable or not registrable as to principal, and with or without interest or coupons;
•to change or eliminate any provision of the Indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;
•to secure the debt securities;

•to establish the form or terms of any debt securities of any series as permitted by the Indenture;
•to establish the form or terms of a related guarantee of any debt securities as permitted by the Indenture;
•to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;
•to evidence and provide for the acceptance of appointment of a trustee other than Deutsche Bank Trust Company Americas, as trustee for a series of debt securities and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;
•to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;
•to cure any ambiguity, omission, mistake or defect, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;
•to provide for the issuance of additional debt securities of any series in accordance with the Indenture;
•to add guarantees with respect to the debt securities;
•to amend the provisions of the Indenture relating to the transfer and legending of the debt securities of any series, including, without limitation, to facilitate the issuance and administration of the debt securities of any series; provided that compliance with the Indenture as so amended would not result in the debt securities of such series being transferred in violation of the Securities Act or any applicable securities law;
•to conform the text of the Indenture, guarantee or debt securities of any series to any provision of the description thereof set forth in this prospectus or any prospectus supplement to the extent that such provision in this prospectus or any prospectus supplement was intended to be a verbatim recitation of a provision in the Indenture, guarantee or debt securities of any series;
•for any other reason specified in the board resolution, officer’s certificate or supplemental Indenture establishing the applicable series of debt securities;
•to continue its qualification under the TIA as may be necessary or desirable in accordance with amendments to that TIA; or
•for any other reason specified in the applicable prospectus supplement.

Concerning the Trustee
We may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.
Governing Law
The Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to only Weatherford Ireland.
We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of ordinary shares at a future date or dates. The price per share of ordinary share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.
The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:
•debt securities; or
•debt obligations of third parties, including United States Treasury securities, securing the holder’s obligations to purchase the ordinary shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.
United States federal income tax consequences and special considerations, if any, applicable to any such offering will be described in an accompanying prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to such prevailing market prices; or
•negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any ordinary shares will be listed on the Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
Our securities may not be offered, sold, placed or underwritten and nothing may be done in Ireland in respect of any such securities, otherwise than in conformity, where relevant, with the provisions of:
•the Prospectus Regulation, Commission Delegated Regulation (EU) 2019/980, Commission Delegated Regulation (EU) 2019/979, the European Union (Prospectus) Regulations 2019 of Ireland and any Central Bank of Ireland rules issued and/or in force pursuant to section 1363 of the Irish Companies Act;
•the Irish Companies Act;
•the European Union (Markets in Financial Instruments) Regulations 2017 of Ireland, as amended;
•Regulation (EU) No. 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, the European Union (Market Abuse) Regulations 2016 of Ireland and any Central Bank of Ireland rules issued and/or in force pursuant to section 1370 of the Irish Companies Act;
•the PRIIPs Regulation; and
•the Central Bank Acts 1942 to 2018 of Ireland, as amended and any codes of conduct rules made under section 117(1) of the Central Bank Act 1989 of Ireland.

LEGAL MATTERS
Certain United States legal matters in connection with the securities will be passed upon for us by King & Spalding LLP. Certain Irish legal matters in connection with the securities will be passed upon for us by our special Irish counsel, Matheson. Certain Bermuda legal matters in connection with the securities will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the accompanying prospectus supplement.
EXPERTS
The consolidated financial statements and financial statement schedule II of Weatherford International plc as of December 31, 2021 and December 31, 2020 and for each of the years in the two-year period ended December 31, 2021, and for the period from December 14, 2019 to December 31, 2019 (successor periods) and for the period from January 1, 2019 to December 13, 2019 (predecessor period), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Interests of Named Experts and Counsel
Certain Bermuda legal matters in connection with the debt securities or guarantees that Weatherford Bermuda may issue under a prospectus supplement will be passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman Limited. Conyers Dill & Pearman Limited’s affiliated company, Conyers Corporate Services (Bermuda) Limited, is Weatherford Bermuda’s Secretary.
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
Weatherford Ireland has been advised by its Irish counsel, Matheson, that there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments obtained against Weatherford Ireland or its directors or officers in a United States court based on the civil liabilities provisions of United States federal or state laws. The United States and Ireland do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, and accordingly, common law rules apply in order to determine whether a judgment of a United States federal or state court is enforceable in Ireland.
A judgment of a United States federal or state courts obtained against Weatherford Ireland will be enforced by the courts of Ireland only if the following general requirements are met:
•the United States federal or state courts must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the voluntary submission to jurisdiction by the defendant would satisfy this rule); and
•the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it.
A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. However, where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment may not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. Irish courts may also refuse to enforce a judgment of the United States federal or state courts which meets the above requirements for one of the following reasons:
•the judgment is not for a definite sum of money;
•the judgment was obtained by fraud;
•the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;
•the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland;
•jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Irish Superior Courts;
•the judgment is irreconcilable with an earlier judgment of the United States federal or state courts; or

•enforcement proceedings are not instituted in Ireland within six years of the date of the judgment of the United States federal and state courts.
Weatherford Bermuda has been advised by its Bermuda counsel, Conyers Dill & Pearman Limited, that a judgment for the payment of money rendered by a court in the United States based on civil liability, including the civil liability provisions of the United States federal securities laws, would not be automatically enforceable in Bermuda. Weatherford Bermuda has also been advised by Conyers Dill & Pearman Limited that a Bermuda court would be likely to enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:
•the United States court had proper jurisdiction over the parties subject to such judgment;
•the United States court did not contravene the rules of natural justice of Bermuda;
•the judgment of the United States court was not obtained by fraud;
•the enforcement of the judgment would not be contrary to the public policy of Bermuda;
•no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and
•there is due compliance with the correct procedures under the laws of Bermuda.
Further, Weatherford Bermuda has been advised by Conyers Dill & Pearman Limited that a United States investor cannot bring an original action before a Bermuda court against Weatherford Bermuda, affiliates of Weatherford Bermuda, any underwriters or experts named in this prospectus based on United States legislation, including the United States federal securities laws, because United States legislation has no extraterritorial jurisdiction under Bermuda law and does not have force of law in Bermuda. However, we have also been advised by Conyers Dill & Pearman Limited that a Bermuda court may impose civil liability, including the possibility of monetary damages, on Weatherford Bermuda or its directors or officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. Some remedies available under the laws of United States jurisdictions, including some remedies available under the United States federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.
It may be difficult for a securityholder to effect service of process within the United States or to enforce judgments obtained against any of Weatherford Ireland or Weatherford Bermuda in United States courts. Each of Weatherford Ireland and Weatherford Bermuda has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of United States securities laws by having Weatherford Delaware, a Delaware limited liability company and wholly owned subsidiary of Weatherford Ireland, be its United States agent appointed for that purpose. Weatherford Delaware is located at 2000 St. James Place, Houston, Texas 77056. A judgment obtained against any of Weatherford Ireland or Weatherford Bermuda in a United States court would be enforceable in the United States but could be executed upon only to the extent such company has assets in the United States.

844,702 ordinary shares
Weatherford International plc
Ordinary Shares

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Prospectus supplement
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March 1, 2024